UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  July 27, 2007

Alternative Loan Trust 2007-OA10
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-140962-[  ]

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-140962

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal	(Zip Code)
Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR240.13e-4(c))

Item 8.01.      Other Events.

Filing of Other Materials

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), CWALT, Inc. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its Alternative Loan Trust 2007-OA10, Mortgage Pass-Through Certificates, Series 2007-OA10 (the “Certificates”).

Incorporation of Certain Documents by Reference

In connection with the issuance of the Certificates, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PwC”) to the use of their name and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Certificates.  The consent of PwC is attached hereto as Exhibit 23.1.

The consolidated balance sheets of Assured Guaranty Corp. as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 2006, are hereby incorporated by reference into the Company’s registration statement and the prospectus supplement and shall be deemed to be a part hereof.  The consent of PwC to the incorporation by reference of their audit report on such consolidated financial statements in the prospectus supplement and their being named as “Experts” in the prospectus supplement is attached hereto as Exhibit 23.1.

Item 9.01Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit No.          Description

23.1                      Consent of PricewaterhouseCoopers LLP, Independent Registered PublicAccounting Firm of Assured Guaranty Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.

By:	/s/ Darren Bigby
Name Darren Bigby
Title Vice President

Dated:  July 27, 2007

Exhibit Index

Exhibit No.                             Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Assured Guaranty Corp.

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